ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

Schedule A of the Investment Advisory Agreement between IDS Life Insurance Company (IDS Life) and American Express Financial Corporation (AEFC) dated October, 14, 1998 is hereby amended to add 2 new investment portfolios, AXP Variable Portfolio - Emerging Markets Fund and AXP Variable Portfolio - S&P 500 Index Fund. All other provisions of the Investment Advisory Agreement remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Addendum as on the 1st day of May, 2000.



IDS LIFE INSURANCE COMPANY                          ATTEST:





By:  /s/ Pamela J. Moret                            By:   /s/ Chris A. Ingvalson

Name:    Pamela J. Moret                            Name: Chris A. Ingvalson
Title:   Executive Vice President - Variable Assets Title: Assistant Secretary



AMERICAN EXPRESS FINANCIAL CORPORATION                ATTEST:





By:  /s/ Peter J. Anderson                            By: /s/ Chris A. Ingvalson

Name: Peter J. Anderson                               Name: Chris A. Ingvalson
Title: Senior Vice President - Investment Operations  Title: Assistant Secretary

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                                   SCHEDULE A


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                                  FUND                           PERCENTAGE OF
                                                                  NET ASSETS
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AXP Variable Portfolio - Income Series, Inc.
o    AXP Variable Portfolio - Bond Fund                              0.25%
o    AXP Variable Portfolio - Extra Income Fund                      0.25%
o    AXP Variable Portfolio - Federal Income Fund                    0.25%
o    AXP Variable Portfolio - Global Bond Fund                       0.25%

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AXP Variable Portfolio - Investment Series, Inc.
o    AXP Variable Portfolio - Blue Chip Advantage                    0.25%
o    AXP Variable Portfolio - Capital Resource Fund                  0.25%
o    AXP Variable Portfolio - Emerging Markets Fund                  0.35%
o    AXP Variable Portfolio - Growth Fund                            0.25%
o    AXP Variable Portfolio - International Fund                     0.35%
o    AXP Variable Portfolio - New Dimensions Fund                    0.25%
o    AXP Variable Portfolio - S&P 500 Index Fund                     0.25%
o    AXP Variable Portfolio - Small Cap Advantage Fund               0.25%
o    AXP Variable Portfolio - Strategy Aggressive Fund               0.25%

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AXP Variable Portfolio - Managed Series, Inc.
o    AXP Variable Portfolio - Diversified Equity Income Fund         0.25%
o    AXP Variable Portfolio - Managed Fund                           0.25%

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AXP Variable Portfolio - Money Market Series, Inc.
o    AXP Variable Portfolio - Cash Management Fund                   0.25%

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IDS Life Series Fund, Inc.
o    Equity Portfolio                                                0.25%
o    Equity Income Portfolio                                         0.25%
o    Income Portfolio                                                0.25%
o    Money Market Portfolio                                          0.25%
o    Managed Portfolio                                               0.25%
o    Government Securities Portfolio                                 0.25%
o    International Equity Portfolio                                  0.35%

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